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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2007

                            HAMPSHIRE GROUP, LIMITED
             (Exact name of Registrant as specified in its charter)

           Delaware                      000-20201               06-0967107
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

1924 Pearman Dairy Road Anderson, South Carolina            29625
    (Address of principal executive offices)             (Zip code)

                                 (864) 231-1200
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

(a) Lease Agreement

As of July 11, 2007, Hampshire Group, Limited (the "Company") entered into an Agreement of Lease ("Lease") with Charney-FPG 114 41st Street LLC ("Landlord") for certain premises (the "Premises") at 114 West 41st Street, New York, New York (the "Building"). The Premises consist of 76,945 rentable square feet of office space and 1,000 square feet of storage space. Pursuant to the Lease, the office space may be used for general, executive and administrative offices, showrooms and sample making and design rooms.

The initial term of the Lease is fifteen (15) years and six (6) months, and is expected to commence on or about September 1, 2007. The Company's obligation to pay fixed rent commences on the date six (6) months after the commencement date.

The fixed rent for the Premises during the initial term is as follows:

               Years 1-2         $3,485,025.00
               Years 3-5         $3,677,387.50
               Years 6-7         $3,872,250.00
               Years 8-10        $4,064,612.50
               Years 11-12       $4,259,475.00
               Years 13-15       $4,451,837.50

In addition to fixed rent, the Company is obligated to pay its pro rata portion (based on the proportion of the Building leased to the Company) of increases in real estate taxes on the Building over the 2008/2009 real estate taxes, and also an annual escalation in fixed rent of not more than 1.5%.

The Landlord has agreed to provide to the Company a cash allowance of $3,077,800 to be used for the Company's initial renovations to the Premises, which, upon compliance with certain conditions, will be increased to $4,327,800.

As security for its obligations under the Lease, the Company is required to deliver to Landlord a $2,000,000 security deposit, which the Company has provided in the form of a standby letter of credit. Provided the Company is not in default, the security deposit will be reduced to $1,000,000 on the second anniversary of the Lease and to $0 on the fifth anniversary of the Lease.

Subject to certain conditions, the Company has options (but no obligation) to lease certain additional floors in the Building at a fair market rent and also to extend the term of the Lease for an additional five (5) years at a fair market rent.

Hampshire Designers, Inc. ("HDI"), a wholly owned subsidiary of the Company, is currently the tenant under a lease dated April 4, 1996 (as amended from time to time) from the Landlord for floors 21 and 22 at the Building, and is party to an agreement with Landlord pursuant to which HDI agrees to surrender possession of such floors to Landlord on or about the date seven (7) months after the commencement date of the Lease.


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The Lease is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

(b) Amendment to Credit Agreement

As of July 11, 2007, the Company entered into Amendment No. 6 to Credit Agreement (the "Amendment") with respect to that certain Credit Agreement and Guaranty (the "Credit Agreement"), dated as of August 15, 2003 and amended as of December 29, 2004, November 10, 2005, August 8, 2006, October 13, 2006, December 29, 2006 and March 30, 2007, by and among the Company, the Guarantors party thereto, HSBC Bank USA, National Association, as Agent for the Banks, and the Banks named therein (the "Banks"). Pursuant to the Amendment, the Banks and the Company agreed that the expenditure by the Company of up to an aggregate of $8,500,000 for tenant improvements to the Premises (in addition to certain tenant improvements to the Premises to be funded by the Landlord) will not be deemed to be "Consolidated Capital Expenditures" within the meaning of the Credit Agreement for purposes of determining the Company's compliance with the consolidated fixed charge coverage ratio and the restriction on capital expenditures under the Credit Agreement.

The Amendment is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

          None.

(b) Pro Forma Financial Information.

          None.

(c) Shell Company Transactions.

          None.

(d) Exhibits.

          10.1 Agreement of Lease, dated as of July 11, 2007 between Charney-FPG 114 41st Street, LLC and Hampshire Group, Limited.


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          10.2 Amendment No. 6 to Credit Agreement, dated as of July 11, 2007, with respect to that certain Credit Agreement and Guaranty, dated as of August 15, 2003 and amended as of December 29, 2004, November 10, 2005, August 8, 2006, October 13, 2006, December 29, 2006 and March 30, 2007, by and among the Company, the Guarantors party thereto, HSBC Bank USA, National Association, as Agent for the Banks, and the Banks named therein.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   HAMPSHIRE GROUP, LIMITED


                                   By:  /s/ Heath L. Golden
                                      ------------------------------------------
                                      Name:   Heath L. Golden
                                      Title:  Vice President and General Counsel


Dated: July 17, 2007


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